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                                                                   EXHIBIT 3.1.1

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             eMISSIONS TESTING, INC.


                                       1.

     The name of the corporation is eMissions Testing, Inc. (the "Corporation").

                                       2.

     The Board of Directors of the Corporation adopted an amendment to the Corporation's Articles of Incorporation so as to amend Article 1 of the Articles of Incorporation to read as follows:

                                   "Article I.

     The name of the Corporation is "Emissions Testing, Inc."


                                       3.

     Said amendments were adopted by the Board of Directors of the Corporation pursuant to O.C.G.A. Sections 14-2-1002(8) as of November 9, 2000.

     IN WITNESS WHEREOF, the undersigned executes these Articles of Amendment of Articles of Incorporation, this 9th day of November, 2000.

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                                      /s/ Richard A. Parlontieri
                                      ---------------------------------
                                      Richard A. Parlontieri, President

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